     As filed with the Securities and Exchange Commission on May 12, 1998
                                                    Registration No. 33-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              READ-RITE CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   94-2770690
       (State of Incorporation)                        (I.R.S. Employer
                                                      Identification No.)

                              345 Los Coches Street
                           Milpitas, California 95035
          (Address of Principal Executive Offices, including Zip Code)

                    ----------------------------------------

                                 1995 Stock Plan
                            1991 Director Option Plan
                       1998 Nonstatutory Stock Option Plan
                            (Full title of the plans)
                    -----------------------------------------


                                Cyril J. Yansouni
                             Chief Executive Officer
                              READ-RITE CORPORATION
                              345 Los Coches Street
                           Milpitas, California 95035
                                 (408) 262-6700
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:

                           J. Robert Suffoletta, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

================================================================================

                         CALCULATION OF REGISTRATION FEE


============================================================================================================
                                                           Proposed
                                                            Maximum           Proposed
                                                            Offering           Maximum           Amount of
Title of Securities                      Amount to be        Price            Aggregate         Registration
to be Registered                          Registered     Per Share (1)   Offering Price (1)         Fee
                                          ----------     -------------   ------------------         ---
Common Stock to be issued under
1995 Stock Plan.......................     2,250,000       $11.09375       $24,960,937.50        $ 7,363.48

Common Stock to be issued under
1991 Director Option Plan.............       150,000        11.09375         1,664,062.50            490.90

Common Stock to be issued under
1998 Nonstatutory Stock Option Plan...     2,000,000        11.09375        22,187,500.00          6,545.31
                                          ----------                        -------------         ---------

  Total...............................     4,400,000                       $48,812,500.00        $14,399.69
                                          ==========                        =============         =========
============================================================================================================


(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on May 8, 1998.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Read-Rite Corporation (the "Company") are hereby incorporated by reference in this Registration
Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997 and March 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        (c) The Company's Current Report on Form 8-K filed with the Commission on May 8, 1998 pursuant to Section 12 of the Exchange Act.

        (d) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 6, 1991 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for their conduct as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and executive officers.

        Section 145 of the Delaware General Corporation Law ("Delaware Law") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Company also maintains a policy of director and officer liability insurance which covers certain matters, including matters arising under the Securities Act.

        Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.


       Exhibit
       Number                    Description
       ------                    -----------
         4.1          1995 Stock Plan, as amended

         4.2          1991 Director Option Plan, as amended

         4.3          1998 Nonstatutory Stock Option Plan

         5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

        23.1          Consent of Ernst & Young LLP.

        23.2          Consent of Counsel (see Exhibit 5.1).

        24.1          Power of Attorney (see page II-4).


ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 11th day of May 1998.

                                     READ-RITE CORPORATION


                                     By:/s/ CYRIL J. YANSOUNI
                                        -------------------------------
                                          Cyril J. Yansouni
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyril J. Yansouni and John Kurtzweil, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 11, 1998 by the following persons in the capacities and on the dates indicated:


     SIGNATURE                                      TITLE
     ---------                                      -----
/s/ CYRIL J. YANSOUNI             Chief Executive Officer (Principal Executive Officer)
------------------------------
  Cyril J. Yansouni               and Chairman of the Board of Directors

/s/ JOHN KURTZWEIL                Vice President, Finance and Chief Financial Officer
------------------------------
  John Kurtzweil                  (Principal Financial and Accounting Officer)

/s/ JOHN G. LINVILL               Director
------------------------------
  John G. Linvill

/s/ WILLIAM J. ALMON              Director
------------------------------
  William J. Almon

/s/ MICHAEL L. HACKWORTH          Director
------------------------------
   Michael L. Hackworth

/s/ MATTHEW J. O'ROURKE           Director
------------------------------
   Matthew J. O'Rourke

                              READ-RITE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


      Exhibit
       Number                Description
       ------                -----------
        4.1     1995 Stock Plan, as amended

        4.2     1991 Director Option Plan, as amended

        4.3     1998 Nonstatutory Stock Option Plan

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

        23.1    Consent of Ernst & Young LLP.

        23.2    Consent of Counsel (see Exhibit 5.1).

        24.1    Power of Attorney (see page II-4).